     EXHIBIT 10.1

FIRST AMENDMENT TO RIGHTS AGREEMENT

     This First Amendment to Rights Agreement (this “Amendment”) is entered into as of March 24, 2003, between Graphic Packaging International Corporation, a Colorado corporation (the “Company”), and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, N.A.) (the “Rights Agent”).

RECITALS

A.	Wells Fargo Bank Minnesota, National Association, as successor in interest to Norwest Bank Minnesota, N.A., is the current Rights Agent under the Rights Agreement.

B.	The Company, Riverwood Holding, Inc., a Delaware corporation (“Riverwood”), and Riverwood Acquisition Sub LLC, a Delaware limited liability company (“MergerSub”) intend to enter into an Agreement and Plan of Merger pursuant to which, among other things, the Company will merge with and into MergerSub (the “Merger”).

C.	On March 24, 2003, the Board of Directors of the Company resolved to amend the Rights Agreement to render the Rights inapplicable to the Merger and the other related transactions.

D.	Section 27 of the Rights Agreement permits the Company, from time to time, to direct the Rights Agent to supplement and amend the Rights Agreement without the approval of any holder of Rights (as defined in the Rights Agreement).

AGREEMENT

     Now therefore, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties agree as follows:

     1.     The definition of “Acquiring Person” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

          (a) “Acquiring Person” means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (ii) any Person who would otherwise become an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of shares of Common Stock by the Company or a Subsidiary of the Company, unless and until such Person shall thereafter purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent or more of the then outstanding shares of Common Stock; (iii) any of the following Persons, or any of the immediate transferees of Common Stock of any of the following Persons: the Adolph Coors, Jr. Trust, any individual who or entity which has been, is or in the future becomes a trustee thereof, any other trust the primary beneficiaries of which are descendants of Adolph Coors, Sr. or spouses of such descendants, and/or any individual who or entity which has been, is or in the future becomes a trustee of any such trusts; or (iv) any of the following Persons, their Affiliates, Associates or Subsidiaries: (x) Riverwood Holding, Inc., a Delaware corporation (“Riverwood”) or Riverwood Acquisition Sub LLC, a Delaware limited liability company (“MergerSub”), (y) any of Riverwood’s or MergerSub’s permitted assigns under the Merger Agreement or Voting Agreement (each, as defined below) or (z) any Person whose Beneficial Ownership of shares of Common Stock is a result of such Person being a Beneficial Owner of a Person specified in clause (x) or (y) above; provided, however, that those Persons specified in clauses (x), (y) and (z) above shall be excluded from definition of “Acquiring Person” only to the extent that such Person becomes the Beneficial Owner of shares of Common Stock as a result of (A) the execution and delivery of the Agreement and Plan of Merger between the Company, Riverwood and MergerSub as approved by the Board of Directors of the Company and as such agreement may be amended by the parties (the “Merger Agreement”), (B) the execution and delivery of the Voting Agreement among Riverwood and certain shareholders of the Company, as such agreement may be amended by the parties (the “Voting Agreement”), or (C) the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), such person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

     2.     The definition of “Distribution Date” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

          (h) Distribution Date” shall mean the earlier of the following: (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided however that neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the announcement, pendency or consummation of the transactions contemplated thereby, will cause the Distribution Date to occur.

     3.     The definition of “Section 11(a)(ii) Event” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

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          (l) “Section 11(a)(ii) Event” means any event described in Section 11(a)(ii) of this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the announcement, pendency or consummation of the transactions contemplated thereby, will constitute a Section 11(a)(ii) Event.

     4.     The definition of “Section 13 Event” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

          (m) “Section 13 Event” means any event described in clauses (x), (y) or (z) of Section 13(a) of this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the announcement, pendency or consummation of the transactions contemplated thereby, will constitute a Section 13 Event.

     5.     The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

          (n) “Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, includes, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that notwithstanding anything in this Agreement to the contrary, neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the announcement, pendency or consummation of the transactions contemplated thereby, will constitute a Stock Acquisition Date.

     6.     The definition of “Triggering Event” in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

          (p) “Triggering Event” means any Section 11(a)(ii) Event or Section 13 Event; provided, however, that notwithstanding anything in this Agreement to the contrary, neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the announcement, pendency or consummation of the transactions contemplated thereby, will constitute a Triggering Event.

     7.     In all other respects the Rights Agreement is ratified and confirmed.

[Signature page to follow]

     In witness whereof, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:		GRAPHIC PACKAGING INTERNATIONAL CORPORATION

By:	/s/ Jill B.W. Sisson	By:	/s/ Jeffrey H. Coors

Name:	Jill B.W. Sisson	Name:	Jeffrey H. Coors

Title:	General Counsel and Secretary	Title:	President and CEO

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

		By:	/s/ Barbara M. Novak

		Name:	Barbara M. Novak

		Title:	Vice President

[Signature page to First Amendment to Rights Agreement]